UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 521-4777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On December 14, 2017, Wright Medical Group N.V. (“Wright”) and its subsidiary, TMG France SNC (the “Purchaser”), entered into a Share Purchase Agreement (“Share Purchase Agreement”) with the shareholders of IMASCAP SAS (“IMASCAP”) pursuant to which the Purchaser acquired 100% of IMASCAP’s outstanding equity. In connection with the transaction, Wright issued 661,753 ordinary shares of Wright to certain of the sellers as part of the purchase price. The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein. The issuance of Wright ordinary shares in connection with the transaction was exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, based upon appropriate representations and certifications that Wright obtained from each IMASCAP shareholder receiving Wright ordinary shares. In connection with the transaction, Wright agreed to file a resale shelf registration statement on Form S-3 to register for resale under the Securities Act the shares issued in connection with the transaction.

Item 7.01.	Regulation FD Disclosure.

On December 14, 2017, Wright announced the acquisition of IMASCAP, a leader in the development of software-based solutions for preoperative planning of shoulder replacement surgery, as described in more detail under Items 3.02 and 8.01 of this Current Report on Form 8-K. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this report under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01.	Other Events.

On December 14, 2017, Wright, the Purchaser and the shareholders of IMASCAP entered into the Share Purchase Agreement and immediately thereafter closed the transaction. In connection therewith, the Purchaser acquired 100% of IMASCAP’s outstanding equity on a fully diluted basis for total consideration, net of acquired cash, of €75.1 million or approximately $88.8 million, consisting of approximately €39.7 million, or approximately $46.9 million, in cash and approximately €13.2 million, or approximately $15.6 million, of Wright ordinary shares, payable at closing, and approximately €22.2 million, or approximately $26.3 million, in potential earnouts and milestone payments for new software modules and a potential future implant system. The number of Wright ordinary shares issued in connection with the transaction was 661,753 shares and was determined based on the average closing price of Wright ordinary shares over the 10-trading day period prior to the closing date, as calculated on the third trading day prior to the closing date. The information contained in Item 3.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued on December 14, 2017 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2017	WRIGHT MEDICAL GROUP N.V.

	By:	/s/ Lance A. Berry
	Name:	Lance A. Berry
	Title:	Senior Vice President and Chief Financial Officer